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                                                                   EXHIBIT 24(b)

                               POWER OF ATTORNEY


      Howard G. Buffett, whose signature appears below, hereby constitutes Gary
D. Parker and Bruce C. Karsk, and each of them singly, as my true and lawful attorney-in-fact, with full power to them and each of them to sign for me and in my name and capacity indicated below any and all instruments, reports and amendments which said attorney-in-fact may deem necessary or advisable to enable Lindsay Manufacturing Co., (the "Company") to comply with the Securities Exchange Commission under the 1934 Act, including specifically, but without limitation, power and authority to sign for me in my name and capacity indicated below, any and all of the Company's Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Report by Issuers of Securities Quoted on NASDAQ on Form 10-C, Notification of late Filing on Form 12b-25 and Amendment to Application or Report on Form 8; and I do hereby ratify and confirm all that the said attorneys-in-fact shall do or cause to be done by virtue of this Power of Attorney.

      Executed below by me in the capacity and on the date indicated.



Signature                             Capacity                Date
---------                             --------                ----


Howard G. Buffett                     Director                 2/7/96
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Howard G. Buffett




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